UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2011

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cadence Pharmaceuticals, Inc. (the “Company”) approved the 2011 base salaries and the 2010 bonus payments to be paid to the Company’s President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, and its four other most highly compensated executive officers (the “NEOs”). The 2011 annual base salaries are retroactive to March 1, 2011.

Under the terms of the Company’s 2010 Corporate Bonus Plan, the NEOs are eligible to receive a bonus ranging from zero to 150% of their target bonus. The target bonus for Theodore R. Schroeder, the Company’s President and Chief Executive Officer, was equal to 60% of his base salary, and the bonus award was based entirely upon the Company’s achievement of its corporate performance goals for 2010. For the Company’s other NEOs, the target bonus was equal to 35% of base salary, and the bonus award was based 60% on the achievement of corporate performance goals and 40% on individual performance for 2010. The Compensation Committee determined that the Company’s achievement level relative to its 2010 corporate performance goals was 80% for purposes of the bonus calculations.

The 2011 base salaries and 2010 bonuses approved by the Compensation Committee are as follows:

Name	Title	2011 Base Salary	2010 Cash Bonus
Theodore R. Schroeder	President and Chief Executive Officer	$538,500	$234,982
James B. Breitmeyer	Executive Vice President and Chief Medical Officer	$396,764	$139,876
William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	$341,417	$112,203
Scott A. Byrd	Senior Vice President and Chief Commercial Officer	$344,224	$121,060
Hazel M. Aker	Senior Vice President, General Counsel and Secretary	$339,174	$110,945
Malcolm Lloyd-Smith	Senior Vice President, Regulatory Affairs and Quality Assurance	$307,397	$108,371

The Compensation Committee also approved a one-time grant of an aggregate of 500,000 stock options to Mr. Schroeder pursuant to the Company’s 2006 Equity Incentive Award Plan at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on March 16, 2011 (the “Grant Date”). The grant was made as a retention award and to tie Mr. Schroeder’s compensation with the long-term performance of the Company. For these reasons, the grant will vest over a six-year period, with the majority of the award vesting during the second half of that period. During the vesting period, (1) 50,000 of the shares subject to the option will vest one year after the Grant Date, (2) 1/12th of 50,000 shares will vest on the first day of each full month in the second year after the Grant Date, (3) 1/12th of 50,000 shares will vest on the first day of each full month in the third year after the Grant Date, (4) 1/12th of 100,000 shares will vest on the first day of each full month in the fourth year after the Grant Date, (5) 1/12th of 125,000 shares will vest on the first day of each full month in the fifth year after the Grant Date and (6) 1/12th of 125,000 shares will vest on the first day of each full month in the sixth year after the Grant Date, so that all of the shares subject to the option will be vested on the first day of the full month following the sixth anniversary of the Grant Date, provided that Mr. Schroeder continues to provide services to the Company.

Additionally, the Compensation Committee determined to increase the target bonuses for the Company’s executive officers under the 2011 Corporate Bonus Plan. For 2011, the target bonus for the Company’s President and Chief Executive Officer will be 75% of base salary, while the target bonus for the Company’s Executive Vice Presidents and Senior Vice Presidents will be 40% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: March 22, 2011